As  filed  with  the  Securities  and  Exchange  Commission  on  July  29,  2003

Registration  No.  333-





                SECURITIES  AND  EXCHANGE  COMMISSION
                          WASHINGTON  D.C.  20549

                               FORM  S-8



          REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933



                       NETWORK  INSTALLATION  CORPORATION
                          F/K/A  FLEXXTECH  CORPORATION
             (Exact  name  of  registrant  as  specified  in  its  charter)




 Nevada                         000-25499               88-0390360
---------------             --------------------    -------------------
(State  or  Other                 (Commission            (IRS  Employer
Jurisdiction  of               File  Number)         Identification  No.)
Incorporation)


                          18 Technology Dr., Suite 140A
                                Irvine, CA 92618
                            Telephone: (949) 753-7551
                            Facsimile: (949)753-7499
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                   Directors' Agreements with Michael Novelli,
              Michael Cummings, Douglas Leighton and Theodore Smith
              -----------------------------------------------------
                            (Full title of the plan)

                                Michael Cummings
                                    President
                          18 Technology Dr., Suite 140A
                                Irvine, CA 92618
                            Telephone: (949) 753-7551
                            Facsimile: (949)753-7499
               ---------------------------------------------------
                (Name and Address of Agent for Service)(Zip Code)










                    NETWORK  INSTALLATION  CORPORATION

          CALCULATION  OF  REGISTRATION  FEE




                                                          Proposed
                                                          Maximum
                                                          Amount          Proposed     Maximum
                                                          To Be           Offering     Aggregate       Amount of
Title of Securities. . . . . . . . . . . . . . . . . . .  Registered      Per Share    Offering        Registration
To Be Registered . . . . . . . . . . . . . . . . . . . .             (1)          (2)  Price           Fee
-------------------------------------------------------   -------------   ----------    -------------   -------------

Common Stock, par value
..001 per share. . . . . . . . . . . . . . . . . . . . .        400,000        0.705   $      282,000  $        22.67
-------------------------------------------------------   -------------   ----------    -------------   -------------


(1)  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the Act"), this  registration statement shall be  deemed  to  cover  additional  securities that may  be offered or issued to prevent dilution resulting from stock splits,  stock  dividends  or  similar  transactions.

(2)  Estimated  solely  for  the  purpose  of  calculating  the  registration  fee pursuant  to  Rule  457(c)  on the basis  of  the
 average  of  the  bid  and  ask  prices  of  the  common  stock  of the Registrant as traded in the over-the counter market  and
  reported  on  the  OTC  Electronic  Bulletin Board of the National  Association  of  Securities Dealers on July 28,
2003.



                     PART  I

              INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

ITEM  1.     PLAN  INFORMATION

     Pursuant to the Note to Part I of the Form S-8, the information required by
Part  I  is  not  filed  with  the  Securities  and  Exchange  Commission.

ITEM  2.     INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

     Registrant  will  provide without charge to each person to whom a copy of a
Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference or any other document required to be delivered pursuant to Rule 428(b). Requests for such information should be directed to Network Installation Corporation, 18 Technology Dr., Suite 140A, Irvine, CA 92618, where the telephone number is (949) 753-7551.

                    PART  II

               INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are incorporated by reference in this registration statement.

     a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 filed pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by Registrant pursuant to Section 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

     c) The description of the common stock, $.001 par value per share of the Registrant is contained in the Registrant's registration statement on Form 10-SB filed March 5, 1999, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES

     Not  applicable.  The class of securities to be offered is registered under
Section  12  of  the  Exchange  Act.

ITEM  5.     INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

No expert or counsel will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director or officer or employee of registrant. Nor does any expert or counsel have any contingent based agreement with us or any other interest in or connection to us.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Article VIII of the Registrant's By-laws provides: Except as hereinafter stated otherwise, the Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation.

Article VIII of the Registrant's Articles of Incorporation states that: The Corporation shall, to the fullest extent permitted by the General Corporation
Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Under the foregoing provisions of the Registrant's Certificate of Incorporation and By-Laws, each person who is or was a director or officer shall be indemnified by the Registrant to the full extent permitted or authorized by the General Corporation Law of Nevada. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of Network Installation, such person shall be indemnified against expenses, including attorneys' fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

If unsuccessful in defense of a suit brought by or under the right of Network Installation, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of such person's duty to us, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to be indemnified for such expenses.

We entered into a Consulting Agreement with Dutchess Advisors on April 1, 2003. Two of the Registrant's directors, Michael Novielli and Douglas Leighton, are principals of Dutchess Advisors. This Agreement provides that we will indemnify Dutchess Advisors for all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, including reasonable attorneys' fees and disbursements, incurred by Dutchess Advisors as a result of (i) any misrepresentation or breach of any representation or warranty made by the Registrant in the Agreement or any other certificate, instrument or document, (ii) any breach of any covenant, agreement or obligation of the Registrant contained in this Agreement or any other certificate, instrument or document, (iii) any cause of action, suit or claim brought or made against Dutchess Advisors by a third party and arising out of the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to Dutchess Advisors by the Registrant.

We entered into an Investment Agreement with Dutchess Private Equities Fund LP on April 2, 2003. Two of the Registrant's directors, Michael Novielli and Douglas Leighton, are principals of Dutchess Private Equities Fund. The Investment Agreement provides that the Registrant shall defend, protect, indemnify and hold harmless Dutchess Private Equities Fund from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable attorneys' fees and disbursements, incurred by Dutchess Private Equities Fund as a result of (i) any misrepresentation or breach of any representation or warranty made by the Registrant in the Investment Agreement documents or any other certificate, instrument or document, (ii) any breach of any covenant, agreement or obligation of the Registrant contained in the Investment Agreement documents or any other certificate, instrument or document,
(iii) any cause of action, suit or claim brought or made against Dutchess Private Equities Fund by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Investment Agreement documents or any other certificate, instrument or document, (iv) any transaction financed or to be financed with the proceeds of the issuance of the securities or (v) the status of Dutchess Private Equities Fund as a holder of the securities as an investor in the Registrant, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Registrant by Dutchess Private Equities Fund which is specifically intended by Dutchess Private Equities Fund for use in the preparation of any such Registration Statement, preliminary prospectus or prospectus or based on illegal or alleged illegal trading of the shares by Dutchess Private Equities Fund.

On April 7, 2003, the Registrant entered into a Registration Rights Agreement with Dutchess Private Equities Fund which provides that the Registrant will indemnify and defend Dutchess Private Equities Fund against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, that arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading,
(ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Registrant of the 1933 Act, the 1934 Act or any other law relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement. The Registrant shall reimburse the Dutchess Private Equities Fund promptly as reasonable expenses. The indemnification(i) shall not apply to a claim arising out of or based upon a violation which is due to the inclusion in the Registration Statement of the information furnished in writing to the Registrant by Dutchess Private Equities Fund expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto;
(ii) shall not be available to the extent such claim is based on (a) a failure of the Registrant to deliver or to cause to be delivered the prospectus made available by the Registrant or (b) the Dutchess Private Equities Fund's use of an incorrect prospectus despite being promptly advised in advance by the Registrant in writing not to use such incorrect prospectus; (iii) any claims based on the manner of sale of the securities by Dutchess Private Equities Fund;
(iv) any omission of Dutchess Private Equities Fund to notify the Registrant of any material fact that should be stated in the Registration Statement or prospectus relating to Dutchess Private Equities Fund or the manner of sale; or
(v) shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Registrant.

On April 8, 2003, the Registrant entered into a Subscription Agreement with Dutchess Private Equities Fund which provides that the Registrant shall defend, protect, indemnify and hold harmless Dutchess Private Equities Fund from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable attorneys' fees and disbursements incurred by Dutchess Private Equities Fund as a result of (i) any misrepresentation or breach of any representation or warranty made by the Registrant (ii) any breach of any covenant, agreement or obligation of the Registrant (iii) any cause of action, suit or claim brought or made against Dutchess Private Equities Fund by a third party and arising out of the execution, delivery, performance or enforcement of the document contemplated in the Agreement, (iv) any transaction financed or to be financed with the proceeds of the issuance of the Debentures or (v) the status of Dutchess Private Equities Fund as an investor in the Registrant, except insofar as any untrue statement or omission is made in reliance upon and in conformity with written information furnished to the Registrant by Dutchess Private Equities Fund. If Dutchess Private Equities Fund, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder in connection with transactions contemplated by transactions between the Registrant and Dutchess Private Equities Fund, the Registrant will reimburse Dutchess Private Equities Fund for its reasonable legal and other expenses.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

             Not  applicable.

ITEM  8.     EXHIBITS

Exhibit  No.  Description
-  ------------  -----------

     5.1    Opinion  of  Weed  &  Co.  LLP

     23.1   Consent  of  Counsel  (included  in  Exhibit  5  hereto).

    23.2   Consent  of  Independent  Auditors,  Kabani  &  Company,  Inc.

ITEM  9.     UNDERTAKINGS

(a)     The  undersigned  Registrant  hereby  undertakes:

     1. To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment f the any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California on the 29rd day of July 2003.

                              NETWORK  INSTALLATION  CORPORATION


                              By:  /s/  Michael  Cummings
                              --------------------
                              Michael  Cummings
                              President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicates and on the dates indicated.

                                            TITLE                           DATE
                                            -----                           ----

/s/  Michael  A.  Novielli      Chairman  of  the  Board           July 29, 2003
-  -----------------------                Director
Michael  A.  Novielli


/s/  Michael  Cummings           Chief  Executive  Officer         July 29, 2003
-----------------------          Chief  Financial  Officer
Michael  Cummings               (Principal Accounting  Officer),
                                 President
                 Director


/s/  Douglas  H. Leighton         Director                         July 29, 2003
-  -----------------------
Douglas  H.  Leighton


/s/  Theodore  J.  Smith          Director                         July 29, 2003
-  -----------------------
Theodore  J.  Smith